UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2005

Commission file number: 000-31667

MFC DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	13-3579974 (I.R.S. Employer Identification No.)

271 North Avenue, Suite 520

New Rochelle, NY 10801

(Address of principal executive offices)

(914) 636-3432

(Telephone number)

Item 8.01 Other Events

1. Letter of Intent

On May 19, 2005, MFC Development Corp. ("MFC" or the "Registrant") entered into a non-binding Letter of Intent with Worldwide Excellence, Inc. ("WWE") to negotiate for the acquisition of 100% of WWE's outstanding capital stock in exchange for shares of common stock of MFC, after which the shareholders of WWE will have a majority ownership of MFC. In connection with that acquisition WWE and/or MFC will seek to raise $2,250,000 in a private placement offering of its securities.

WWE and its related affiliates, are in the business of marketing and selling beauty, fitness and consumer products to consumers.  WWE generally obtains exclusive worldwide license rights to market its products through a variety of mediums, such as the Internet, television, print and retail.

There is no assurance that the Registrant will successfully negotiate the acquisition or that WWE or MFC will complete the private placement or, upon the completion of such transactions, that the Registrant will be successful.

 2. Exchange of Mortgage

On May 19, 2005, the Company exchanged its $946,732 second mortgage on the office building in East Granby, Connecticut owned by Gateway Granby, LLC ("Gateway") for a $1,000,000 equity investment in Gateway, constituting 49% of the equity ownership of Gateway. The Company sold the office building to Gateway in 1996 for $4,800,000, of which $3,853,268 has been paid and $946,732 is the purchase money second mortgage maturing on March 8, 2017. The total equity investment in Gateway after the exchange is $2,050,000, of which $265,000 is owned by Shari Stack, the daughter of Lester Tanner (a shareholder, director and president of the Company), and $785,000 is owned by unrelated parties. Gateway owns the office building subject to a non-recourse first mortgage held by Banknorth, N.A. in the amount of $2,200,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

MFC DEVELOPMENT CORP.

May 23, 2005	/s/ VICTOR BRODSKY
Victor Brodsky Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)